Exhibit 99.1

Contact:	Vanessa Craigie
Corporate Communications
(617) 342-6015

Cabot Corporation Announces Executive Vice President and President, Reinforcement Materials

Segment Hobart C. Kalkstein to Retire and Matthew Wood appointed Senior Vice President and

President, Reinforcement Materials Segment

BOSTON –(BUSINESS WIRE)--June 3, 2025-- Cabot Corporation (NYSE: CBT) today announced that Hobart (“Bart”) C. Kalkstein, executive vice president and president of the Company’s Reinforcement Materials Segment, will retire from the Company as of January 5, 2026. In connection with Bart’s retirement, effective June 15, 2025 Matthew (“Matt”) Wood, the Company’s vice president, global marketing and strategy, for the Company’s Battery Materials product line, will become senior vice president and president, Reinforcement Materials Segment. To assist in a smooth transition, Kalkstein will remain an employee of Cabot through his retirement date.

Kalkstein, who joined Cabot in 2005, was elected Executive Vice President in December 2022, and Senior Vice President and President, Reinforcement Materials Segment, in April 2016. Prior to this role, he held a variety of business leadership roles in the Company’s former activated carbon business and its Performance Chemicals Segment.

“Over the past 20 years, Bart has provided tremendous business leadership. During his close to 10-year tenure as President, Reinforcement Materials Segment, he has been instrumental in delivering that Segment’s strong financial performance, driving operational excellence at our manufacturing plants, and further strengthening our leadership position as an important supplier to the tire industry. He also played a key role in developing our EVOLVE® Sustainable Solutions technology platform,” said Sean Keohane, president and chief executive officer of Cabot Corporation. “His business knowledge and commercial expertise have been critical to our success. On behalf of the Company, I would like to thank Bart for his many years of service and know that his significant contributions will have a lasting positive effect on Cabot.”

Wood joined Cabot from BP, plc in 2010, and, prior to his current role, has held a variety of regional and global commercial, marketing and strategy, operational and general management roles with increasing responsibility within Cabot’s Reinforcement Materials, Specialty Compounds, and former cesium formate businesses. Matt brings significant business experience within the Reinforcement Materials segment, having previously served as vice president of global marketing and Asia Pacific regional marketing director. In his current role as vice president, global marketing and strategy for the Company’s Battery Materials product line, he has been instrumental in developing and driving the business’s growth strategy.

Keohane added, “Matt brings a well-rounded background to his new role, with deep commercial and strategy expertise, hands-on operational leadership, and a proven track record as a disciplined and decisive business leader. He is also one of our most global executives, having worked for Cabot in Europe, the United States, and Asia. I have developed a strong appreciation for his business acumen and strategic insight, and as a member of our corporate leadership team, he has demonstrated a passion for leading teams and developing talent and is recognized as a strong and highly respected leader across the Company. I have full confidence in Matt’s ability to lead the Reinforcement Materials team and deliver growth for Cabot in the coming years.”

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company regularly posts important information on its website and encourages investors and potential investors to consult the Cabot website regularly.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in the press release regarding Cabot’s business that are not historical facts are forward looking statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K.